Exhibit 99.1

NEWS RELEASE

Nabors Announces Third Quarter 2025 Results

HAMILTON, Bermuda, October 28, 2025 /PRNewswire/ - Nabors Industries Ltd. (“Nabors” or the “Company”) (NYSE: NBR) today reported third quarter 2025 operating revenues of $818 million, compared to operating revenues of $833 million in the second quarter. Net income attributable to Nabors’ shareholders for the quarter was $274 million, compared to a net loss of $31 million in the second quarter. This equates to earnings per diluted share of $16.85, compared to a loss per diluted share of $2.71 in the second quarter. The third quarter included a one-time, after-tax gain on the disposition of Quail Tools of $314 million, or $20.52 per diluted share. Third-quarter adjusted EBITDA was $236 million, compared to $248 million in the previous quarter.

3Q 2025 Highlights

o	Nabors completed the sale of Quail Tools to Superior Energy Services (“Superior”) for consideration totaling $625 million, inclusive of a working capital adjustment. The Company collected $375 million in cash at closing during the third quarter. Early in the fourth quarter, Superior repaid a $250 million seller financing note in full. Inclusive of this receipt, Nabors’ reported net debt of $1,920 million at September 30, 2025 would have been $1,670 million. Nabors has already utilized a portion of the sale proceeds to fully repay the outstanding borrowings under its revolving credit facility and to redeem $150 million of its notes due in 2027. These actions have materially reduced Nabors gross debt and significantly strengthened the Company’s leverage metrics.

o	The Company successfully deployed the first-of-its-kind PACE-X Ultra™ rig for Caturus Energy in South Texas. This upgraded version of an existing PACE-X rig significantly enhances performance and extends operational capabilities. The rig supports Caturus Energy’s commitment to safely and efficiently ramp production, particularly with long-lateral, high-pressure wells in the Eagle Ford and Austin Chalk formations. On its first two wells, the rig outperformed the well plans and its rate of penetration was faster than Nabors’ average in South Texas.

o	The SANAD drilling joint venture with Saudi Aramco deployed one newbuild rig in the Kingdom. The number of newbuild deployments now totals 13. One more rig is scheduled to commence operating in the fourth quarter. Four are scheduled for 2026.

o	Nabors continued the integration of the remaining Parker Wellbore businesses acquired in March. The Adjusted EBITDA contribution from these businesses increased by more than 70% sequentially, with stronger drilling activity in the international and U.S. markets. This growth includes the realization of further cost synergies during the quarter, reinforcing progress toward the $40 million synergy target for 2025.

NEWS RELEASE

Anthony G. Petrello, Nabors Chairman, CEO and President, commented, “The sale of Quail Tools is a transformative event for Nabors. We have already used a portion of the proceeds to reduce our gross debt by approximately $330 million. The balance of the proceeds is targeted for additional debt reduction. Once that is completed, the expected decrease to our gross debt will exceed 20%, compared to the level as of June 30, 2025. With that, our annual interest expense should decline by approximately $45 million, translating into a dollar-for-dollar improvement in adjusted free cash flow.

“In addition to these financial benefits, the structure of the divestiture means we effectively sold equity to fund the Parker acquisition at approximately $130 per share, a very significant premium to the current stock price. And we are retaining businesses from the acquisition that we expect to generate adjusted EBITDA of $70 million in 2026. That’s a material contribution to our consolidated total.

“Nabors’ third quarter results, without the contribution from Quail Tools, improved over the second quarter. This performance demonstrated the strength of our International drilling segment. As planned, we deployed additional rigs in the Eastern Hemisphere markets, including SANAD’s 13th newbuild in Saudi Arabia. Daily drilling margins in the International business continued to improve, and are on the verge of exceeding the $18,000 mark.

“Results in our Drilling Solutions (“NDS”) segment reflect the sale of Quail Tools in August. Excluding the contributions of Quail Tools in the second and third quarters, NDS’s adjusted EBITDA increased sequentially. This is a significant achievement in the current Lower 48 market environment.

“In U.S. Drilling, our Offshore and Alaska operations continued to perform well. The adjusted EBITDA contribution from these two businesses exceeded our previous guidance.

Segment Results

International Drilling adjusted EBITDA totaled $127.6 million, compared to $117.7 million in the second quarter. Average rig count increased by more than three rigs, reflecting the recent startup of rigs in India, Kuwait and Saudi Arabia. Daily adjusted gross margin for the third quarter improved to $17,931, driven primarily by the high-margin additions and operational improvements in Saudi Arabia.

The U.S. Drilling segment reported third quarter adjusted EBITDA of $94.2 million, compared to $101.8 million in the previous quarter. Moderating industry demand drove lower rig count and daily margin in the Lower 48, leading to this sequential decline.

Drilling Solutions adjusted EBITDA was $60.7 million, compared to $76.5 million in the second quarter. The segment’s third quarter results include the contribution from Quail Tools, through the sale to Superior on August 20. The second quarter results reflected a full quarter from Quail. EBITDA from Quail in the third quarter was $20.3 million compared to $37.0 million in the second quarter. Excluding Quail from both quarters’ figures, Drilling Solutions adjusted EBITDA grew slightly.

NEWS RELEASE

Rig Technologies adjusted EBITDA was $3.8 million, compared to $5.2 million in the prior quarter. A slowdown in aftermarket revenue across markets contributed to the sequential decrease in adjusted EBITDA.

Adjusted Free Cash Flow

In the third quarter, consolidated adjusted free cash flow was $6 million. This compares to adjusted free cash flow of $41 million in the prior quarter. Several factors impacted the third quarter performance. Collections in Mexico were substantially below expectations. The sale of Quail Tools during the quarter resulted in adjusted free cash flow from that operation that was lower than estimated. Lower capital spending during the third quarter partially offset these results.

Miguel Rodriguez, Nabors CFO, stated, “Our overall results for the third quarter exceeded our expectations, after adjusting for the effect of selling Quail Tools during the quarter. The International drilling segment was primarily responsible for this outperformance, as recent rig deployments and operational improvements contributed to the sequential growth. The very robust top line and adjusted EBITDA progression in the segment translated to an impressive 44% fall through. In the Drilling Solutions segment, several business lines improved. After considering the Quail transaction, adjusted EBITDA in NDS increased slightly. Our U.S. Drilling business exceeded our forecast, mainly due to better performance in Alaska.

“Adjusted free cash flow in the third quarter reflected a contribution from Quail for just over half of the quarter. We are disappointed with the level of improvement in collections from our main client in Mexico. There is progress being made by our customer, although it is very slow paced. This delay represents a timing factor in our adjusted free cash flow estimates.

“The Quail transaction materially improves our financial strength. We have already taken decisive actions to reduce the Company’s gross debt, paying down the balance on the revolver and redeeming $150 million of the 2027 notes. With the repayment of the seller note, our net debt is now at its lowest level in more than a decade. In addition to reducing our interest expense, we also expect our improved financial position to favorably impact the cost of future financing. With the remaining cash proceeds from the sale, we are steadfast on improving our capital structure and strengthening our balance sheet.”

Outlook

Nabors expects the following metrics for the fourth quarter of 2025:

U.S. Drilling

o	Lower 48 average rig count of 57 - 59 rigs
o	Lower 48 daily adjusted gross margin of approximately $13,000
o	Alaska and Gulf of America combined adjusted EBITDA of approximately $25 million

NEWS RELEASE

International

o	Average rig count of approximately 91 rigs
o	Daily adjusted gross margin of approximately $18,100 - $18,200

Drilling Solutions

o	Adjusted EBITDA of approximately $39 million

Rig Technologies

o	Adjusted EBITDA of $5 - $6 million

Capital Expenditures

o	Capital expenditures of $180 - $190 million, including $90 - $95 million for the newbuilds in Saudi Arabia

Adjusted Free Cash Flow

o	Adjusted free cash flow should be approximately $10 million

Mr. Petrello concluded, “The substantial value realized with the Quail transaction has produced a stronger, more durable capital structure for the Company. With this considerable improvement, we have already seen benefits, notably in our financing costs.

“As we look to the future, with international growth opportunities and potential volatility in the Lower 48 market, our geographic diversification now augmented by our sturdier balance sheet will serve us well.”

NEWS RELEASE

About Nabors Industries

Nabors Industries (NYSE: NBR) is a leading provider of advanced technology for the energy industry. With presence in more than 20 countries, Nabors has established a global network of people, technology and equipment to deploy solutions that deliver safe, efficient and responsible energy production. By leveraging its core competencies, particularly in drilling, engineering, automation, data science and manufacturing, Nabors aims to innovate the future of energy and enable the transition to a lower-carbon world. Learn more about Nabors and its energy technology leadership: www.nabors.com.

Forward-looking Statements

The information included in this press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements are subject to a number of risks and uncertainties, as disclosed by Nabors from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, Nabors' actual results may differ materially from those indicated or implied by such forward-looking statements. The forward-looking statements contained in this press release reflect management's estimates and beliefs as of the date of this press release. Nabors does not undertake to update these forward-looking statements.

Non-GAAP Disclaimer

This press release presents certain “non-GAAP” financial measures. The components of these non-GAAP measures are computed by using amounts that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Adjusted operating income (loss) represents income (loss) before income taxes, interest expense, investment income (loss), gain on disposition of Quail Tools, gain on bargain purchase, and other, net. Adjusted EBITDA is computed similarly, but also excludes depreciation and amortization expenses. In addition, adjusted EBITDA and adjusted operating income (loss) exclude certain cash expenses that the Company is obligated to make. Net debt is calculated as total debt minus the sum of cash, cash equivalents and short-term investments.

Adjusted free cash flow represents net cash provided by operating activities less cash used for capital expenditures, net of proceeds from sales of assets, and before cash paid for acquisition-related costs. Management believes that adjusted free cash flow is an important liquidity measure for the company and that it is useful to investors and management as a measure of the company’s ability to generate cash flow, after reinvesting in the company for future growth, that could be available for paying down debt or other financing cash flows, such as dividends to shareholders. Adjusted free cash flow does not represent the residual cash flow available for discretionary expenditures. Adjusted free cash flow is a non-GAAP financial measure that should be considered in addition to, not as a substitute for or superior to, cash flow from operations reported in accordance with GAAP.

NEWS RELEASE

Each of these non-GAAP measures has limitations and therefore should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including Adjusted EBITDA, adjusted operating income (loss), net debt, and adjusted free cash flow, because it believes that these financial measures accurately reflect the Company’s ongoing profitability, performance and liquidity. Securities analysts and investors also use these measures as some of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently. Reconciliations of consolidated adjusted EBITDA and adjusted operating income (loss) to income (loss) from continuing operations before income taxes, net debt to total debt, and adjusted free cash flow to net cash provided by operations, which are their nearest comparable GAAP financial measures, are included in the tables at the end of this press release. We do not provide a forward-looking reconciliation of our outlook for Segment Adjusted EBITDA, Segment Gross Margin or Adjusted Free Cash Flow, as the amount and significance of items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful.

Investor Contacts:  William C. Conroy, CFA, Vice President of Corporate Development & Investor Relations, +1 281-775-2423 or via e-mail william.conroy@nabors.com, or Kara Peak, Director of Corporate Development & Investor Relations, +1 281-775-4954 or via email kara.peak@nabors.com. To request investor materials, contact Nabors' corporate headquarters in Hamilton, Bermuda at +441-292-1510 or via e-mail mark.andrews@nabors.com

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
(In thousands, except per share amounts)	2025	2024	2025	2025	2024
Revenues and other income:
Operating revenues	$818,190	$731,805	$832,788	$2,387,164	$2,200,307
Investment income (loss)	7,323	11,503	6,129	20,048	29,885
Total revenues and other income	825,513	743,308	838,917	2,407,212	2,230,192

Costs and other deductions:
Direct costs	491,828	431,705	488,881	1,428,009	1,309,007
General and administrative expenses	77,076	63,976	82,726	228,308	187,881
Research and engineering	12,978	14,404	12,722	39,735	42,629
Depreciation and amortization	160,347	159,234	175,061	490,046	477,060
Interest expense	54,334	55,350	56,081	164,741	157,222
Gain on disposition of Quail Tools	(415,557)	-	-	(415,557)	-
Gain on bargain purchase	-	-	(3,500)	(116,499)	-
Other, net	24,470	41,608	6,074	75,334	69,795
Total costs and other deductions	405,476	766,277	818,045	1,894,117	2,243,594

Income (loss) before income taxes	420,037	(22,969)	20,872	513,095	(13,402)
Income tax expense (benefit)	117,571	10,118	23,077	155,655	41,716

Net income (loss)	302,466	(33,087)	(2,205)	357,440	(55,118)
Less: Net (income) loss attributable to noncontrolling interest	(28,268)	(22,738)	(28,705)	(81,164)	(67,295)
Net income (loss) attributable to Nabors	$274,198	$(55,825)	$(30,910)	$276,276	$(122,413)

Earnings (losses) per share:
Basic	$18.25	$(6.86)	$(2.71)	$18.99	$(15.69)
Diluted	$16.85	$(6.86)	$(2.71)	$17.54	$(15.69)

Weighted-average number of common shares outstanding:
Basic	14,098	9,213	14,083	12,880	9,199
Diluted	15,321	9,213	14,083	14,092	9,199

Adjusted EBITDA	$236,308	$221,720	$248,459	$691,112	$660,790

Adjusted operating income (loss)	$75,961	$62,486	$73,398	$201,066	$183,730

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	June 30,	December 31,
(In thousands)	2025	2025	2024
ASSETS
Current assets:
Cash and short-term investments	$428,079	$387,355	$397,299
Notes receivable	250,035	-	-
Accounts receivable, net	487,062	537,071	387,970
Other current assets	259,251	272,465	214,268
Total current assets	1,424,427	1,196,891	999,537
Property, plant and equipment, net	2,931,290	3,063,033	2,830,957
Other long-term assets	477,787	778,739	673,807
Total assets	$4,833,504	$5,038,663	$4,504,301

LIABILITIES AND EQUITY
Current liabilities:
Trade accounts payable	$352,415	$364,846	321,030
Other current liabilities	327,799	304,599	250,887
Total current liabilities	680,214	669,445	571,917
Long-term debt	2,347,984	2,672,820	2,505,217
Other long-term liabilities	237,136	249,728	220,829
Total liabilities	3,265,334	3,591,993	3,297,963

Redeemable noncontrolling interest in subsidiary	629,261	806,342	785,091

Equity:
Shareholders' equity	579,776	307,984	134,996
Noncontrolling interest	359,133	332,344	286,251
Total equity	938,909	640,328	421,247
Total liabilities and equity	$4,833,504	$5,038,663	$4,504,301

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

SEGMENT REPORTING

(Unaudited)

The following tables set forth certain information with respect to our reportable segments and rig activity:

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
(In thousands, except rig activity)	2025	2024	2025	2025	2024
Operating revenues:
U.S. Drilling	$249,836	$254,773	$255,438	$736,020	$786,485
International Drilling	407,235	368,594	384,970	1,173,923	1,074,686
Drilling Solutions	141,942	79,544	170,283	405,404	238,079
Rig Technologies (1)	35,597	45,809	36,527	116,289	145,511
Other reconciling items (2)	(16,420)	(16,915)	(14,430)	(44,472)	(44,454)
Total operating revenues	$818,190	$731,805	$832,788	$2,387,164	$2,200,307

Adjusted EBITDA: (3)
U.S. Drilling	$94,161	$108,660	$101,821	$288,693	$343,083
International Drilling	127,551	115,951	117,658	360,695	324,820
Drilling Solutions	60,666	34,311	76,501	178,020	98,566
Rig Technologies (1)	3,770	6,104	5,174	14,507	20,235
Other reconciling items (4)	(49,840)	(43,306)	(52,695)	(150,803)	(125,914)
Total adjusted EBITDA	$236,308	$221,720	$248,459	$691,112	$660,790

Adjusted operating income (loss): (5)
U.S. Drilling	$31,429	$41,694	$39,788	$102,816	$137,308
International Drilling	45,476	32,182	36,051	114,485	78,330
Drilling Solutions	49,982	29,231	50,365	133,260	83,443
Rig Technologies (1)	877	2,761	1,721	6,933	11,830
Other reconciling items (4)	(51,803)	(43,382)	(54,527)	(156,428)	(127,181)
Total adjusted operating income (loss)	$75,961	$62,486	$73,398	$201,066	$183,730

Rig activity:
Average Rigs Working: (7)
Lower 48	59.2	67.8	62.4	60.7	69.5
Other US	10.0	6.2	10.0	9.2	6.4
U.S. Drilling	69.2	74.0	72.4	69.9	75.9
International Drilling	89.2	84.7	85.9	86.7	83.4
Total average rigs working	158.4	158.7	158.3	156.6	159.3

Daily Rig Revenue: (6),(8)
Lower 48	$34,017	$34,812	$33,466	$34,002	$35,209
Other US	70,035	66,352	71,814	68,302	66,205
U.S. Drilling (10)	39,219	37,441	38,761	38,527	37,831
International Drilling	49,596	47,281	49,263	49,583	47,041

Daily Adjusted Gross Margin: (6),(9)
Lower 48	$13,151	$15,051	$13,902	$13,778	$15,561
Other US	31,527	37,363	32,073	31,408	37,058
U.S. Drilling (10)	15,805	16,911	16,411	16,104	17,379
International Drilling	17,931	17,085	17,534	17,635	16,407

(1) Includes our oilfield equipment manufacturing activities.

(2) Represents the elimination of inter-segment transactions related to our Rig Technologies operating segment.

(3) Adjusted EBITDA represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense, gain on disposition of Quail Tools, gain on bargain purchase, other, net and depreciation and amortization. Adjusted EBITDA is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted EBITDA excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance.  Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance.  Other companies in this industry may compute these measures differently.  A reconciliation of this non-GAAP measure to net income (loss), which is the most closely comparable GAAP measure, is provided in the table set forth immediately following the heading "Reconciliation of Non-GAAP Financial Measures to Net Income (Loss)".

(4) Represents the elimination of inter-segment transactions and unallocated corporate expenses.

(5) Adjusted operating income (loss) represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense, gain on disposition of Quail Tools, gain on bargain purchase and other, net. Adjusted operating income (loss) is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted operating income (loss) excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance.  Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance.  Other companies in this industry may compute these measures differently.  A reconciliation of this non-GAAP measure to net income (loss), which is the most closely comparable GAAP measure, is provided in the table set forth immediately following the heading "Reconciliation of Non-GAAP Financial Measures to Net Income (Loss)".

(6) Rig revenue days represents the number of days the Company's rigs are contracted and performing under a contract during the period.  These would typically include days in which operating, standby and move revenue is earned.

(7) Average rigs working represents a measure of the average number of rigs operating during a given period.  For example, one rig operating 45 days during a quarter represents approximately 0.5 average rigs working for the quarter.  On an annual period, one rig operating 182.5 days represents approximately 0.5 average rigs working for the year.  Average rigs working can also be calculated as rig revenue days during the period divided by the number of calendar days in the period.

(8) Daily rig revenue represents operating revenue, divided by the total number of revenue days during the quarter.

(9) Daily adjusted gross margin represents operating revenue less direct costs, divided by the total number of rig revenue days during the quarter.

(10) The U.S. Drilling segment includes the Lower 48, Alaska, and Gulf of Mexico operating areas.

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

Reconciliation of Earnings per Share

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
(in thousands, except per share amounts)	2025	2024	2025	2025	2024
BASIC EPS:
Net income (loss) (numerator):
Income (loss), net of tax	$302,466	$(33,087)	$(2,205)	$357,440	$(55,118)
Less: net (income) loss attributable to noncontrolling interest	(28,268)	(22,738)	(28,705)	(81,164)	(67,295)
Less: deemed dividends to SPAC public shareholders	(750)	—	—	(750)	—
Less: distributed and undistributed earnings allocated to unvested shareholders	(8,828)	—	—	(9,106)	—
Less: accrued distribution on redeemable noncontrolling interest in subsidiary	(7,344)	(7,363)	(7,264)	(21,792)	(21,929)
Numerator for basic earnings per share:
Adjusted income (loss), net of tax - basic	$257,276	$(63,188)	$(38,174)	$244,628	$(144,342)

Weighted-average number of shares outstanding - basic	14,098	9,213	14,083	12,880	9,199
Earnings (losses) per share:
Total Basic	$18.25	$(6.86)	$(2.71)	$18.99	$(15.69)

DILUTED EPS:
Adjusted income (loss), net of tax - basic	$257,276	$(63,188)	$(38,174)	$244,628	$(144,342)
Add: after tax interest expense of convertible notes	848	—	—	2,544	—
Add: effect of reallocating undistributed earnings of unvested shareholders	28	—	—	24	—
Adjusted income (loss), net of tax - diluted	$258,152	$(63,188)	$(38,174)	$247,196	$(144,342)

Weighted-average number of shares outstanding - basic	14,098	9,213	14,083	12,880	9,199
Add: if converted dilutive effect of convertible notes	1,176	—	—	1,176	—
Add: dilutive effect of potential common shares	47	—	—	36	—
Weighted-average number of shares outstanding - diluted	15,321	9,213	14,083	14,092	9,199
Earnings (losses) per share:
Total Diluted	$16.85	$(6.86)	$(2.71)	$17.54	$(15.69)

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO ADJUSTED OPERATING INCOME (LOSS) BY SEGMENT

(Unaudited)

(In thousands)
	Three Months Ended September 30, 2025
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$31,429	$45,476	$49,982	$877	$(51,803)	$75,961
Depreciation and amortization	62,732	82,075	10,684	2,893	1,963	160,347
Adjusted EBITDA	$94,161	$127,551	$60,666	$3,770	$(49,840)	$236,308

	Three Months Ended September 30, 2024
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$41,694	$32,182	$29,231	$2,761	$(43,382)	$62,486
Depreciation and amortization	66,966	83,769	5,080	3,343	76	159,234
Adjusted EBITDA	$108,660	$115,951	$34,311	$6,104	$(43,306)	$221,720

	Three Months Ended June 30, 2025
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$39,788	$36,051	$50,365	$1,721	$(54,527)	$73,398
Depreciation and amortization	62,033	81,607	26,136	3,453	1,832	175,061
Adjusted EBITDA	$101,821	$117,658	$76,501	$5,174	$(52,695)	$248,459

	Nine Months Ended September 30, 2025
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$102,816	$114,485	$133,260	$6,933	$(156,428)	$201,066
Depreciation and amortization	185,877	246,210	44,760	7,574	5,625	490,046
Adjusted EBITDA	$288,693	$360,695	$178,020	$14,507	$(150,803)	$691,112

	Nine Months Ended September 30, 2024
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$137,308	$78,330	$83,443	$11,830	$(127,181)	$183,730
Depreciation and amortization	205,775	246,490	15,123	8,405	1,267	477,060
Adjusted EBITDA	$343,083	$324,820	$98,566	$20,235	$(125,914)	$660,790

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF ADJUSTED GROSS MARGIN BY SEGMENT TO ADJUSTED OPERATING INCOME (LOSS) BY SEGMENT

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
(In thousands)	2025	2024	2025	2025	2024
Lower 48 - U.S. Drilling
Adjusted operating income (loss)	$13,689	$30,353	$21,515	$54,199	$102,458
Plus: General and administrative costs	4,745	5,084	4,481	14,043	14,297
Plus: Research and engineering	1,121	972	888	2,832	2,845
GAAP Gross Margin	19,555	36,409	26,884	71,074	119,600
Plus: Depreciation and amortization	52,120	57,470	52,080	157,425	176,535
Adjusted gross margin	$71,675	$93,879	$78,964	$228,499	$296,135

Other - U.S. Drilling
Adjusted operating income (loss)	$17,740	$11,341	$18,273	$48,617	$34,850
Plus: General and administrative costs	568	313	896	1,869	944
Plus: Research and engineering	85	42	64	211	134
GAAP Gross Margin	18,393	11,696	19,233	50,697	35,928
Plus: Depreciation and amortization	10,612	9,496	9,953	28,452	29,240
Adjusted gross margin	$29,005	$21,192	$29,186	$79,149	$65,168

U.S. Drilling
Adjusted operating income (loss)	$31,429	$41,694	$39,788	$102,816	$137,308
Plus: General and administrative costs	5,313	5,397	5,377	15,912	15,241
Plus: Research and engineering	1,206	1,014	952	3,043	2,979
GAAP Gross Margin	37,948	48,105	46,117	121,771	155,528
Plus: Depreciation and amortization	62,732	66,966	62,033	185,877	205,775
Adjusted gross margin	$100,680	$115,071	$108,150	$307,648	$361,303

International Drilling
Adjusted operating income (loss)	$45,476	$32,182	$36,051	$114,485	$78,330
Plus: General and administrative costs	18,015	15,699	17,867	52,260	45,548
Plus: Research and engineering	1,665	1,543	1,499	4,578	4,454
GAAP Gross Margin	65,156	49,424	55,417	171,323	128,332
Plus: Depreciation and amortization	82,075	83,768	81,607	246,210	246,491
Adjusted gross margin	$147,231	$133,192	$137,024	$417,533	$374,823

Adjusted gross margin by segment represents adjusted operating income (loss) plus general and administrative costs, research and engineering costs and depreciation and amortization.

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO NET INCOME (LOSS)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
(In thousands)	2025	2024	2025	2025	2024
Net income (loss)	$302,466	$(33,087)	$(2,205)	$357,440	$(55,118)
Income tax expense (benefit)	117,571	10,118	23,077	155,655	41,716
Income (loss) before income taxes	420,037	(22,969)	20,872	513,095	(13,402)
Investment (income) loss	(7,323)	(11,503)	(6,129)	(20,048)	(29,885)
Interest expense	54,334	55,350	56,081	164,741	157,222
Gain on disposition of Quail Tools	(415,557)	-	-	(415,557)	-
Gain on bargain purchase	-	-	(3,500)	(116,499)	-
Other, net	24,470	41,608	6,074	75,334	69,795
Adjusted operating income (loss) (1)	75,961	62,486	73,398	201,066	183,730
Depreciation and amortization	160,347	159,234	175,061	490,046	477,060
Adjusted EBITDA (2)	$236,308	$221,720	$248,459	$691,112	$660,790

(1) Adjusted operating income (loss) represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense, gain on disposition of Quail Tools, gain on bargain purchase and other, net. Adjusted operating income (loss) is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted operating income (loss) excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance.  Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance.  Other companies in this industry may compute these measures differently.

(2) Adjusted EBITDA represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense, gain on disposition of Quail Tools, gain on bargain purchase, other, net and depreciation and amortization. Adjusted EBITDA is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted EBITDA excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance.  Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance.  Other companies in this industry may compute these measures differently.

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF NET DEBT TO TOTAL DEBT

(Unaudited)

	September 30,	June 30,	December 31,
(In thousands)	2025	2025	2024
Long-term debt	$2,347,984	$2,672,820	$2,505,217
Less: Cash and short-term investments	428,079	387,355	397,299
Net Debt	$1,919,905	$2,285,465	$2,107,918

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED FREE CASH FLOW TO

NET CASH PROVIDED BY OPERATING ACTIVITIES

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	June 30,	September 30,
(In thousands)	2025	2025	2025
Net cash provided by operating activities	$207,880	$151,810	$447,425
Add: Capital expenditures, net of proceeds from sales of assets	(202,267)	(141,849)	(503,277)
Free cash flow	$5,613	$9,961	$(55,852)
Cash paid for acquisition related costs (1)	-	30,635	40,816
Adjusted free cash flow	$5,613	$40,596	$(15,036)

(1) Cash paid related to the Parker Drilling acquisition

Adjusted free cash flow represents net cash provided by operating activities less cash used for capital expenditures, net of proceeds from sales of assets, and before cash paid for acquisition related costs.  Management believes that adjusted free cash flow is an important liquidity measure for the company and that it is useful to investors and management as a measure of the company’s ability to generate cash flow, after reinvesting in the company for future growth, that could be available for paying down debt or other financing cash flows, such as dividends to shareholders. Adjusted free cash flow does not represent the residual cash flow available for discretionary expenditures.  Adjusted free cash flow is a non-GAAP financial measure that should be considered in addition to, not as a substitute for or superior to, cash flow from operations reported in accordance with GAAP.